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                                                                    EXHIBIT 10.3

                              DIRECTOR'S AGREEMENT

         This Agreement is made and entered into as of the ____ day of ___________, 1997, between INTERWEST BANCORP, INC., a Washington corporation ("InterWest") and _____________________ ("Director"), a director of Puget Sound Bancorp, Inc. (the "Company").

                                    RECITALS

         1. Pursuant to the terms of the Agreement and Plan of Merger dated as of the 18th day of September, 1997 (the "Plan") among InterWest, its wholly owned subsidiary InterWest Bank, the Company and its wholly owned subsidiary, First National Bank of Port Orchard ("Port Orchard Bank"), the Company will be merged into InterWest, and Port Orchard Bank will become the wholly owned subsidiary of InterWest.

         2. The obligation of InterWest and InterWest Bank to consummate the transactions contemplated by the Plan is conditioned upon their receipt of non-competition agreements from directors of the Company and Port Orchard Bank.

         3. Director is a shareholder of the Company in addition to occupying the position of Director.

                                   AGREEMENT

         In consideration of the performance of InterWest and InterWest Bank under the Plan, Director agrees that for a period of three (3) years after the Effective Date, as defined in the Plan, he will not, directly or indirectly, become interested in, as a principal shareholder, director or officer of, any financial institution that competes with InterWest or any of its subsidiaries or their affiliates within Kitsap County in the State of Washington.

         For purposes of this Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of equity security of a company.

         Director recognizes and agrees that any breach of this Agreement by Director will entitle InterWest and InterWest Bank and any of their successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled.

Executed as of the ____ day of _____________, 1997.

INTERWEST BANCORP, INC.                         DIRECTOR

By: /s/                                          /s/
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Its:
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